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                                 NSAR ITEM 770

                               VK Muncipal Trust
                               10f-3 Transactions

Underwriting#           Underwriting         Purchased From          Amount of shares       % of Underwriting       Date of Purchase
                                                                        Purchased


1                      PR Highway 4.75%      Merrill Lynch               20,000,000               1.760%               02/19/98
2                      PR Highway 5.0%       Merrill Lynch               10,000,000               0.880%               02/19/98
3                      New York City         Smith Barney                 3,000,000               0.290%               02/14/98
4                      Emp. St. Dev. Corp.   PaineWebber                  5,000,000               2.550%               02/26/98
5                      PR EI. Power 5.00%    Bear Stearns                10,000,000               0.790%               03/27/98
6                      Long Island Power     Bear Stearns                25,335,000               0.749%               05/13/98
7                      Metro Trans. Auth     Merrill Lynch                8,000,000               3.100%               06/16/98

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